                                                                   EXHIBIT 10.35

                   TRADEMARK Purchase AND ASSIGNMENT Agreement

                                 by and between

                             BAYER AKTIENGELLSCHAFT

                                       and

                    FIRST HORIZON PHARMACEUTICAL CORPORATION

                          dated as of December 13, 2001

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS....................................................2

ARTICLE II. PURCHASE AND SALE OF ASSETS...................................3

ARTICLE III. PURCHASE PRICE AND PAYMENT...................................3

ARTICLE IV. EFFECTIVE DATE................................................3

ARTICLE V. REPRESENTATIONS AND WARRANTIES.................................4

ARTICLE VI. COVENANTS OF THE PARTIES......................................5

ARTICLE VII. INDEMNIFICATION..............................................6

ARTICLE VIII. TERMINATION AND ABANDONMENT.................................7

RECITALS..................................................................1

AGREEMENT.................................................................1

EXHIBITS
Exhibit A          Form of Assignment  of Trademarks

SCHEDULES
[Schedule A]:   Description of the Trademark

                   TRADEMARK PURCHASE AND ASSIGNMENT AGREEMENT

         This Trademark Purchase and Assignment Agreement (this "Agreement") is made and entered into as of December 13, 2001, by and between First Horizon Pharmaceutical Corporation, a Delaware corporation, having a business address of 660 Hembree Parkway, Suite 106, Roswell, GA 30076, USA("Buyer"), and Bayer Aktiengellschaft, a company incorporated in the Federal Republic of Germany, having a business address of 51368 Leverkusen, Germany ("Seller").

                                    RECITALS

         WHEREAS, Buyer and AstraZeneca UK Limited ("AstraZeneca") have or will enter into that certain Asset Purchase Agreement ("AstraZeneca Asset Purchase Agreement") pursuant to which Buyer will purchase all of AstraZeneca's assets related to the marketing, selling and distribution of the Product (as defined below) in the United States.

         WHEREAS, AstraZeneca markets, sells and distributes the Product under the name "Sular" pursuant to a Distribution Agreement dated as of January 1, 1996 by and between Seller and AstraZeneca.

         WHEREAS, Seller is the owner of the United Stated trademark "Sular".

         WHEREAS, Buyer and Seller are entering into a Distribution Agreement dated as of December 12, 2001 ("Distribution Agreement") pursuant to which Seller will manufacture and supply the Product to Buyer and Buyer will market, sell and distribute the Product in the United States.

         WHEREAS, Buyer has been informed that AstraZeneca is the holder of several domain name registrations for the name "sular" (e.g. sular.com, sular.org, sular.net) transfer of which to Buyer will have to be agreed upon between Buyer and AstraZeneca;

         WHEREAS, in connection with the AstraZeneca Asset Purchase Agreement and the Distribution Agreement, Seller desires to sell and assign to Buyer, and Buyer desires to buy from Seller the United States trademark "Sular" subject to the terms and conditions of this Agreement.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         SECTION 1.01      DEFINED TERMS.

         As used in this Agreement, the following defined terms have the meanings described below (terms not otherwise defined herein shall have the meaning assigned in the Distribution Agreement):

                  (a) "Contract" means any and all legally binding commitments, contracts, purchase orders, license, security agreements, leases, or other agreements, whether written or oral.

                  (b) "Effective Date" shall have the meaning as defined in the Distribution Agreement

                  (c) "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  (d) "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  (e) "Product" means the pharmaceutical product containing nisoldipine as the sole active ingredient marketed and/or sold under the trademark "Sular."

                  (f) "Tax" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment imposed by an governmental, regulatory or administrative entity or agency responsible for the imposition of any such tax in the United States; (ii) any Liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of any affiliated, consolidated, combined, unitary or other group for any Taxable period.

                  (g) "Termination Agreement" means that certain Termination Agreement by and between Seller and AstraZeneca pursuant to which Seller and AstraZeneca terminate their relationship with respect to the Product.

                  (h) "Trademark" means the United States registered trademarks, set forth on Schedule A attached hereto together with all of the following related thereto: (i) goodwill; (ii) any and all rights to sue for present or future infringements; or misappropriations; (iii) any and all rights to use such trademarks as part of a Internet domain name or Internet Web Site; and (iv) any other rights or interests associated with the trademark.

                  (i) "Trademark Assignment Agreement" means a trademark assignment agreement by and between Buyer and Seller, substantially in the form of Exhibit A.

                  (j) "United States" means the United States of America, its territories and possessions, including Washington, D.C. and Puerto Rico.

                                   ARTICLE II.
                           PURCHASE AND SALE OF ASSETS

         SECTION 2.01      PURCHASE AND SALE OF ASSETS.

                  (a) Subject to the terms and conditions of this Agreement, on the Effective Date, Seller shall irrevocably assign, sell, transfer, convey, and deliver to Buyer any and all of Seller's right, title and interest, in and to the Trademark.

                  (b) Subject to the terms and conditions of this Agreement, on the Effective Date, Buyer shall purchase, acquire and accept from Seller the Trademark.

                                  ARTICLE III.
                           PURCHASE PRICE AND PAYMENT

         SECTION 3.01      PURCHASE PRICE.

         As consideration for the Trademark, and subject to the terms and conditions of this Agreement, Buyer shall deliver or cause to be delivered to Seller the sum of Twenty Million and No/100 Dollars (US $20 million) ("Purchase Price") within fifteen (15) days after the Effective Date. The Purchase Price shall be delivered into an account specified by Seller in writing.

                                   ARTICLE IV.
                                 EFFECTIVE DATE

         SECTION 4.01      OBLIGATIONS.

         Except for their obligations set forth in Sections 6.01, 6.02, 6.03 and 6.06, prior to the Effective Date, neither Party shall have any obligations or liability hereunder.

         SECTION 4.02      DELIVERY.

         On the Effective Date Seller shall deliver to Buyer the following: (i) an executed Trademark Assignment Agreement substantially in the form attached hereto as Exhibit A and (ii) such other certificates, instruments, documents and agreements as Buyer may reasonably request. On the Effective Date, Buyer shall deliver to Seller such certificates, instruments, documents and agreements as Seller may reasonably request.

                                    ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.01      GENERAL.

         Each Party to this Agreement represents and warrants to the other Party that: (i) such Party has the requisite power and authority to enter into and perform this Agreement, (ii) this Agreement has been duly authorized by all necessary action on the part of such Party; (iii) the execution and delivery and performance by each Party of this Agreement will not conflict with or result in a violation of or default under such Party's organizational documents or any judgment, order or decree of any court or arbiter to which such Party is bound or any contract, understanding or agreement to which such Party is bound or any applicable Law; (iv) this Agreement constitutes the valid and binding obligation of such Party, and is enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, creditor's rights and other similar laws; and (v) it has received good, valuable, legal and sufficient consideration.

         SECTION 5.02      LITIGATION.

         Seller represents and warrants to Buyer that there is no claim, demand, litigation, action, suit, inquiry, investigation, arbitration or other proceeding pending or to its knowledge threatened against Seller, nor to the knowledge of Seller are there any facts or circumstances which could reasonably be anticipated to result in any such claims, demands, litigation, action, suit, inquiry, investigation, arbitration or other proceeding related to the Trademark, this Agreement or the transactions contemplated hereby which could have an adverse effect on the Trademark or hinder, delay or prevent the transactions contemplated hereby.

         SECTION 5.03      TITLE TO THE TRADEMARK.

         Seller hereby represents and warrants to Buyer that (i) it has good and marketable title to the Trademark, (ii) there are no adverse claims of ownership on or to the Trademark; and (iii) to Seller's knowledge, there exists no set of facts or circumstances that would indicate that there is any reasonable basis to believe that any Person or persons could or would assert a claim of ownership, right of possession or use in any way adverse to Buyer's rights in and to the Trademark.

         SECTION 5.04      OWNERSHIP.

         Seller represents and warrants to Buyer that (i) Schedule A constitutes a true and complete list and description of all United States trademarks licensed or controlled by the Seller in connection with the Product (ii) the Seller is the sole and exclusive owner of all right, title and interest in the Trademark, and has the exclusive right to use, license and sell the same, free and clear of any claim or conflict with the rights of others; (iii) no royalties, honorariums or fees are payable by the Seller to any Person by reason of the ownership or use of any of the rights in conjunction to the Trademark;
(iv) to the knowledge of Seller, there have been no claims made against the Seller asserting the invalidity, abuse, misuse, or unenforceability of any of the Trademark and no grounds for any such claims exist; (v) the Seller has not made any claim of any violation or infringement by others of any of its Trademark or interests therein and, to the knowledge of the Seller, no grounds for any such claims exist; (vi) the Seller has not received any notice that is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Trademark.

         SECTION 5.05      SURVIVAL.

         All representations and warranties shall survive until the expiration of the applicable statute of limitations but no longer than the expiration date of the Distribution Agreement.

                                  ARTICLE VI.
                            COVENANTS OF THE PARTIES

         SECTION 6.01      CONDUCT PRIOR TO CLOSING.

         From the date of this Agreement until the Effective Date, neither the Seller nor any of the Seller's Affiliates shall (i) take or fail to take any action which will or could be reasonably expected to have an adverse effect on the Trademark or (ii) assign, sell, transfer, or convey any right title or interest in the Trademark.

         SECTION 6.02      REASONABLE EFFORTS.

         Each of the Parties shall use its reasonable efforts to take, or cause to be taken, all action, or to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and to cause the conditions to the obligations of the other Party hereto to consummate the transactions contemplated hereby to be satisfied.

         SECTION 6.03      PUBLIC ANNOUNCEMENTS.

         Each of Seller and Buyer agree that, prior and subsequent to the Effective Date, it and its representatives shall keep the facts surrounding the terms and negotiation of this Agreement and the transactions contemplated hereby, disclosures made herein and hereunder, and the results of investigations and audits conducted hereunder, confidential and shall not disclose such information to any other Person through a press release or otherwise (except as necessary to carry out the express terms of this Agreement or to the extent such information becomes public information or generally available to the public through no fault of such Party or its Affiliates) without the prior written consent of the other Party, (which will not be unreasonably withheld) unless such Party is legally obligated to publish.

         SECTION 6.04      RECORDATION.

         The Buyer shall be responsible for applying for the registrations of the Trademark to be transferred to it hereunder. The Seller undertakes to sign the requisite assignment approvals in due form without delay. The Buyer shall assume the costs of assignments and other measures taken by it.

         SECTION 6.05      GERMAN TAXES.

                  (a) Buyer is only entitled to withhold from the purchase price payable to Seller under this Article the Taxes levied or assessed thereon in as far as Seller shall receive a tax-credit for such payments in the Federal Republic of Germany.

                  (b) Buyer shall provide Seller as soon as reasonably practicable with certified tax receipts required by the German tax authorities for the Taxes deducted from the payments hereunder and paid to the tax authority.

         SECTION 6.06      MAINTENANCE AND MONITORING.

                  (a) After the Effective Date, the Seller shall send the files relating to the Trademark to the Buyer or to an attorney appointed by the Buyer. Responsibility for monitoring of the Trademark, in particular of the renewal dates and of any conflicting trademarks of third parties, shall thus transfer to the Buyer.

                  (b) Until such time as the transfer of the Trademark will have been entered into the official trademark register, but in no event longer than six months following the Effective Date, the Seller shall administer the Trademarks on a fiduciary basis and shall in this respect work together with the Seller. However, after transfer of responsibility for monitoring of the Trademark to the Buyer, the Seller shall only be obliged and entitled to take measures related to renewal or defence, in particular the filing of oppositions or the institution of legal proceedings, at the explicit request of the Buyer.

         SECTION 6.07      ACKNOWLEDGMENT OF RIGHTS.

         Seller acknowledges that as of the Effective Date, Buyer will succeed to any and all of its right, title, and standing to: (i) receive all rights and benefits pertaining to the Trademarks; (ii) institute and prosecute all suits and proceedings and take all actions that the Buyer, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind in and to the Trademarks (iii) defend and compromise and all such actions, suits or proceedings relating to such transferred and assigned rights, title, interest, and benefits, and do all other such acts and things in relations thereto as the Buyer, in its sole discretion, deems advisable.

                                  ARTICLE VII.
                                 INDEMNIFICATION

         SECTION 7.01      SELLER INDEMNIFICATION.

         Seller shall indemnify, reimburse, defend and hold harmless Buyer, its Affiliates, and their respective officers, directors, employees, agents, successors and assigns from and against any and all costs, losses, Liabilities, damages, lawsuits, deficiencies, taxes, fines, penalties, interest, claims and expenses (including reasonable fees and disbursements of attorneys) (collectively, the "Damages"), incurred in connection with, arising out of, or resulting from (i) any breach of any covenant or agreement of Seller herein,
(ii) the inaccuracy or breach of any representation or warranty made by Seller in this Agreement; and (iii) any liability or obligation of Seller arising prior to the Effective Date with respect to the Trademarks,

         SECTION 7.02      BUYER INDEMNIFICATION.

         Buyer shall indemnify, defend and hold harmless Seller, its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Damages incurred in connection with, arising out of, or resulting from (i) any breach of any covenant or agreement of Buyer herein, and (ii) the inaccuracy or breach of any representation or warranty made by Buyer in this Agreement.

                                 ARTICLE VIII.
                           TERMINATION AND ABANDONMENT

         SECTION 8.01      METHODS OF TERMINATION.

         The transactions contemplated herein may be terminated and/or abandoned at any time prior to the Closing:

                  (a)      by mutual written agreement of Seller and Buyer; or

                  (b) by either Seller or Buyer if the conditions prior to Effective Date shall not have occurred by June 30th, 2002; provided that the terminating Party is not in material breach of its representations, warranties or obligations hereunder and the terminating Party is not unreasonably causing delay of the Effective Date;

                  (c) by either Seller or Buyer if prior to Effective Date the other Party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if prior to the Effective Date any such proceeding is instituted against the other Party which proceeding remains undismissed for a period of thirty (30) days;

                  (d) by either Seller or Buyer if there shall be in effect any Law that prohibits the Closing or if the Closing would violate any non-appealable Order as defined in Article 1 (c); or

                  (e) by either Seller or Buyer, until fulfillment of all material obligations of both Parties, if the other Party has breached any material obligation hereunder that remains uncured for a period of thirty (30) days after written notice and demand for cure thereof by the non-breaching Party, unless such breach is not capable of cure in which event the non-breaching Party may terminate immediately.

         SECTION 8.02      NOTICES.

         All notices, requests and other communications hereunder must be in writing and delivered personally or by facsimile transmission or by nationally recognized overnight courier at the following addresses or facsimile numbers:

         If to Buyer to:

                 First Horizon Pharmaceutical Corporation
                 660 Hembree Parkway, Suite 106
                 Roswell, GA 30076
                 Attn: Office of the President

         With copies to:

                 Burke, Warren, MacKay & Serritella, P.C.
                 330 N. Wabash, Suite 2200
                 Chicago, IL 60611
                 Attn: Christopher R. Manning

         If to Seller to:

                 Bayer Aktiengesellschaft
                 Konzernzentrale RP
                 D-51368 Leverkusen
                 Federal Republic of Germany
                 Fax: +49-214-30-81146

         SECTION 8.03      ENTIRE AGREEMENT.

         This Agreement (and all Exhibits and Schedules attached hereto and all other documents delivered in connection herewith) supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof and contains the sole and entire agreement between the Parties with respect to the subject matter hereof.

         SECTION 8.04      AMENDMENT.

         This Agreement may be amended, supplemented or modified only by a written instrument duly executed by each Party hereto.

         SECTION 8.05      ASSIGNMENT; BINDING EFFECT.

         Neither this Agreement nor any right, interest or obligation hereunder may be assigned by either Party without the prior written consent of the other Party which will not be unreasonably withheld or delayed and any attempt to do so will be void. Notwithstanding the foregoing, the Buyer may assign this Agreement and its rights and interests hereunder to any party which acquires all or substantially all of its assets without the consent of the Seller. This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.

         SECTION 8.06      HEADINGS.

         The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         SECTION 8.07      SEVERABILITY.

         If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this

Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never compromised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein.

         SECTION 8.08      GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF GERMANY EXCEPT THAT ISSUES RELATING TO THE TRADEMARK ITSELF SHALL BE GOVERNED BY THE LAWS OF THE UNITED STATES.

         SECTION 8.09      CONSENT TO JURISDICTION AND FORUM SELECTION.

         The place of performance of all claims arising from this Agreement and in conjunction with the performance of this Agreement shall be Leverkusen, Germany. The place of jurisdiction for all disputes arising from this Agreement shall for both parties be the District Court in Cologne, Germany.

         SECTION 8.10      EXPENSES.

         Except as otherwise provided in this Agreement, each Party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

         SECTION 8.11      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         SECTION 8.12      SCHEDULES, EXHIBITS AND OTHER DOCUMENTS.

         The Exhibits, Schedules, certificates and notices specifically referred to herein, and delivered pursuant hereto, are an integral part of this Agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, this Agreement has been executed by the Parties all as of the date first above written.

                              BAYER AKTIENGELLSCHAFT



                             By:        /s/      Heggen
                                -------------------------------------------
                             Title:     Trademark Counsel
                                   ----------------------------------------
                             Name       Heggen
                                 ------------------------------------------

                             By:        /s/ Dr. Brocks
                                -------------------------------------------
                             Title:     Head of ICL Europe
                                   ----------------------------------------
                             Name       Dr.Brocks
                                 ------------------------------------------



                              FIRST HORIZON PHARMACEUTICAL
                              CORPORATION

                             By:        /s/      Mahendra G. Shah, Ph.D.
                                -------------------------------------------
                             Title:     CEO/Chairman
                                   ----------------------------------------
                             Name       Mahendra G. Shah
                                 ------------------------------------------

                                    EXHIBIT A
                        FORM OF ASSIGNMENT OF TRADEMARKS

         WHEREAS, Bayer Aktiengesellschaft, a corporation organized and existing under the laws of Germany, having a business address of 51368 Leverkusen, Germany (hereinafter "Assignor"), is the registered owner of the following trademarks set forth on the attached Schedule (hereinafter the Trademarks);

         WHEREAS, First Horizon Pharmaceutical Corporation, a Delaware corporation, having a business address of 660 Hembree Parkway, Suite 106, Roswell, GA 30076, USA (hereinafter "Assignee"), is desirous of acquiring all right, title and interest in and to the Trademarks, together with the goodwill symbolized by the Trademarks and the registrations thereof;

         WHEREAS, the assignment of said Trademarks, and registrations thereof be made of record in the United States Patent and Trademark Office and other appropriate patent and trademark offices;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, Assignor assigns to Assignee all right, title and interest in and to the Trademarks, together with the goodwill symbolized by the Trademarks, and the registrations thereof, and all rights to damages and profits, due or accrued, arising out of infringements of said trademarks, and the right to sue for and recover the same.

                                 Leverkusen,
                                             -----------------------------------
                                 BAYER AKTIENGESELLSCHAFT


                                 By:
                                     -------------------------------------------
                                 Title:
                                        ----------------------------------------
                                 Name:
                                       -----------------------------------------


                                 By:
                                     -------------------------------------------
                                 Title:
                                        ----------------------------------------
                                 Name:
                                       -----------------------------------------


                                 Roswell,
                                          --------------------------------------

                                 FIRST HORIZON PHARMACEUTICAL CORPORATION


                                 By:
                                     -------------------------------------------
                                 Title:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------

                                   SCHEDULE A

                            DESCRIPTION OF TRADEMARKS

U.S. REGISTERED TRADEMARKS

       Trademark                    Registration Number                     Registration Date
       ---------                    -------------------                     ------------------
SULAR                                    1 939 088                           December 5th, 1995
SULAR (word/picture)                     2 175 325                           July 21st, 1998


                                   Schedule A